Exhibit 99.1

SeaChange International Appoints Veteran TMT Executive

Peter D. Aquino as President & Chief Executive Officer

Boston, MA – September 27, 2021 – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of video delivery, advertising, and streaming platforms, has appointed Peter D. Aquino as the company’s new President and Chief Executive Officer effective today. Mr. Aquino brings to SeaChange more than 30 years of experience in the technology, media, and telecommunication (TMT) industry, and enters the stage as the company transitions to tech-forward use cases for its cable and streaming customers.

“With our strong balance sheet, enhanced product portfolio, and continued momentum, this is the right time to attract a high-caliber leader like Pete to take SeaChange to the next level of growth and profitability. The Board and I have known Pete for many years and are confident that his experience and relationships with cable MSOs, telcos, vendors, and partners will benefit our team, customers, and ultimately drive value for our shareholders”, said Robert Pons, Chairman of the Board.

Mr. Aquino commented: “I am very excited to join SeaChange at such a pivotal time in its growth and potential for new innovation given its decades of performance and software development. We have an opportunity to leverage SeaChange’s strong skillset and technology platform to continue to lean forward on strengthening our existing video and advertising capabilities, and accelerate our momentum as a leading provider of streaming services in a global TAM that is exploding. We will be executing in a tailwind of high-demand products and services, especially in video streaming and Ad Tech globally, and I really look forward to joining the team and rolling our sleeves up.”

Mr. Aquino joins SeaChange International following a successful tenure at Spartacus Acquisition Corporation (“Spartacus AC”) (NASDAQ: TMTS), a special purpose acquisition company, where he currently serves as Chairman and CEO. Spartacus AC has announced a business combination with NextNav, a leader in next generation GPS, which is expected to close in Q4 2021. Mr. Aquino is expected to continue to serve as Spartacus AC’s Chairman and CEO until its business combination with NextNav closes, and he expects to join the board of NextNav upon the close of the business combination. Prior to Spartacus AC, Mr. Aquino held lead executive positions at a range of leading technology companies, including: Chairman and CEO of Internap Corporation, Chairman and CEO of Primus Telecommunications Group, and President and CEO of RCN Corporation. At RCN Corp, Mr. Aquino led the company’s transformation into an all-digital HDTV cable multiple system operator (MSO) and created an advanced Metro-fiber network. Mr. Aquino began his career at Bell Atlantic (now Verizon) in 1983, and has served on numerous public company boards, including: Lumos Networks, FairPoint Communications, Alaska Communications, and TiVo Corp (prior to its sale to Rovi in 2016). Mr. Aquino holds a bachelor’s degree from Montclair State University in New Jersey, and an M.B.A. from George Washington University in Washington, D.C.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) is a trusted provider of streaming video services, cable TV broadcast platforms and advanced advertising insertion technology. The company partners with operators, broadcasters, and content owners worldwide to help them deliver the highest quality video experience to consumers. Its StreamVid premium streaming platform enables operators and content owners to cost-effectively launch and grow a direct-to-consumer service to manage, curate and monetize their content as well as form a direct relationship with their subscribers. SeaChange enjoys a rich heritage of nearly three decades of video hardware, software, and advertising technology.

Forward-Looking Statements

This press release may contain statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or future events, including, without limitation, the Company’s future financial or business performance or strategies and the closing of Spartacus’ business combination. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors. In addition to those risks described from time to time in the Company’s filings with the SEC and other similar risks, the forward-looking statements in this press release are subject to the uncertainties regarding the duration, spread and effects of COVID-19, and its economic, financial and market consequences generally and on the Company’s business in particular. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

949-574-3860

SEAC@gatewayir.com